UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2013

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

PennyMac Mortgage Investment Trust (the “Company”) is filing this Current Report on Form 8-K to file the following supplemental financial information consistent with Rule 3-10 of Regulation S-X “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered for its unregistered debt offering”:  (i) Condensed Consolidating Balance Sheets for each of the Company, PennyMac Corp. (a subsidiary of the Company) and the Company’s non-guarantor subsidiaries (the “Non-Guarantor Subsidiaries”) and on a consolidated basis as of December 31, 2012 and 2011; (ii) Condensed Consolidating Income Statements for each of the Company, PennyMac Corp. and the Non-Guarantor Subsidiaries and on a consolidated basis for the three years ended December 31, 2012; and (iii) Condensed Consolidating Statements of Cash Flows for each of the Company, PennyMac Corp. and the Non-Guarantor Subsidiaries and on a consolidated basis for the three years ended December 31, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1

Condensed Consolidating Balance Sheets for each of the Company, PennyMac Corp. and the Non-Guarantor Subsidiaries and on a consolidated basis as of December 31, 2012 and 2011; Condensed Consolidating Income Statements for each of the Company, PennyMac Corp. and the Non-Guarantor Subsidiaries and on a consolidated basis for the three years ended December 31, 2012; and Condensed Consolidating Statements of Cash Flows for each of the Company, PennyMac Corp. and the Non-Guarantor Subsidiaries and on a consolidated basis for the three years ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: April 23, 2013	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Condensed Consolidating Balance Sheets for each of the Company, PennyMac Corp. and the Non-Guarantor Subsidiaries and on a consolidated basis as of December 31, 2012 and 2011; Condensed Consolidating Income Statements for each of the Company, PennyMac Corp. and the Non-Guarantor Subsidiaries and on a consolidated basis for the three years ended December 31, 2012; and Condensed Consolidating Statements of Cash Flows for each of the Company, PennyMac Corp. and the Non-Guarantor Subsidiaries and on a consolidated basis for the three years ended December 31, 2012.